UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Semtech Corporation

(Name of Registrant as Specified in its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Semtech Corporation

200 Flynn Road

Camarillo, California 93012-8790

To Our Stockholders:

This letter supplements the notice of meeting and proxy statement dated May 12, 2008 (the “Proxy Statement”) and the proxy card (the “Proxy Card”) that relate to the Annual Meeting of Stockholders called for June 26, 2008 (the “Annual Meeting”). Due to a miscommunication with the Company’s transfer agent, shares of the Company’s common stock held on a restricted basis by Company employees were inadvertently omitted from the number of shares reported as outstanding and eligible to vote at the Annual Meeting. The specific corrections to the Proxy Statement are:

1.	The number of shares of the Company’s common stock issued, outstanding and entitled to vote at the Annual Meeting, as set forth on pages 2 and 16 of the Proxy Statement, is incorrect. The correct number of shares of the Company’s common stock issued, outstanding and entitled to vote at the Annual Meeting is 62,691,122.

2.	In addition, the percentage ownership of “All Directors and Executive Officers as a group”, as set forth on page 15 of the Proxy Statement, is incorrect. The correct percentage is 4.8%.

If you previously received a Proxy Card, the number of shares reflected on the Proxy Card you received is correct and that card should be used to vote your shares. If you have misplaced your Proxy Card or wish to change your vote, you may obtain a new card by contacting the Company Secretary at the address above or at 805-498-2111.

If you are an employee holding restricted stock, a Proxy Card, Proxy Statement, and fiscal year 2008 Annual Report are enclosed with this letter.

Your vote is important. If you have not yet signed and mailed your Proxy Card, please do so now.

Suzanna Fabos

Secretary

June 9, 2008

Camarillo, California